INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 29 to Registration  Statement No. 33-39242 on Form N-1A of American  Century
World Mutual Funds, Inc. of our reports dated January 13, 2003, appearing in the respective  Annual  Reports  of  Emerging  Markets  Fund,  Global  Growth  Fund,
International   Discovery  Fund,   International   Growth  Fund,   International
Opportunities Fund, Life Sciences Fund, and Technology Fund, comprising American
Century  World Mutual Funds,  Inc. for the year ended  November 30, 2002, in the
Statement  of  Additional  Information,  which  is  part  of  this  Registration
Statement.  We also  consent to the  reference  to us under the  caption  "Other
Service Providers" in such Statement of Additional Information.  We also consent to  the  reference  to us  under  the  caption  "Financial  Highlights"  in  the
Prospectuses, which are also part of this Registration Statement.

/s/  Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
March 27, 2003